Exhibit 10.1

Amendment No. 1 to
Sixth Amended and Restated
Basic Energy Services, Inc.
2003 Incentive Plan
(Amendment No. 1 effective May 19, 2016)

WHEREAS, Basic Energy Services, Inc., a Delaware corporation (the “Company”) maintains the Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, as approved by the stockholders of the Company at the Annual Meeting of Stockholders held on May 21, 2015 (the “Plan”);

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan;

WHEREAS, pursuant to Section 7(a) of the Plan, this Amendment No. 1 (the “Amendment”) to the Plan has been duly adopted, authorized and approved by the Board; and

WHEREAS, based on Board approval, and subject to and based on applicable approval by the stockholders of the Company, the Company desires to increase the number of Shares authorized for issuance under the Plan by 1,000,000 Shares from 11,350,000 to 12,350,000 Shares.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Reference to the number of Shares available for issuance under the Plan in the first sentence of Section 4(a) of the Plan shall be amended from “11,350,000” to read “12,350,000”.

2.    Except as set forth above, the remaining provisions of the Plan shall not be amended hereby and shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is adopted and effective on the 19th day of May, 2016, the date approved by the stockholders of the Company.

BASIC ENERGY SERVICES, INC.

By: /s/Eric Lannen
Name: Eric Lannen
Title: Vice President, Human Resources